                                    Exhibit 10(k)

                      Form of Supplement Agreement between
            EurekaBank and certain executive officers and directors
                     which amends certain provisions of the
                  Long Term Incentive Compensation Plan (LTIP)
                                 (filed hereto)

                             SUPPLEMENTAL AGREEMENT

     WHEREAS, ________________________ ("Participant") is a current participant in the Long Term Incentive Compensation Plan of EurekaBank, as amended and restated effective January 1, 1991 (the "Plan") and an active employee or director of EurekaBank, a Federal Savings Bank; and

     WHEREAS, Participant and the Board of Directors of EurekaBank are entering into this Supplemental Agreement to supplement and supersede certain provisions of the Plan;

     NOW, THEREFORE, effective with respect to fiscal years of EurekaBank beginning after December 31, 1995, the parties hereto agree, for good and valuable consideration (including the Participant's continued services to EurekaBank and the execution of identical agreements by the other similarly situated employees or directors of EurekaBank), as follows:

     1. For purposes of the calculations required under Articles IV and VII of the Plan, "Average Equity", "Equity" and "Net Income" shall be determined as if such terms were defined in the Plan so as to disregard the effect of any of the following items:

      (a) Special deposit insurance assessments, such as the September 30, 1996 assessment payable to the Savings Association Insurance Fund (SAIF).

      (b) Deferred tax asset accounting adjustments
attributable to unexpired net operating losses as of 1988 (including any subsequent income or expenses attributable thereto).
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     (c) Accounting provisions for income tax expenses (to the extent applicable net operating losses are available).

     (d) Closing expenses and accounting adjustments required to expedite the disposition, in a single transaction, of substantially all of the assets and business of EurekaBank.

     2. For purposes of Section 5.01 of the Plan, the gain from a sale shall be the difference between the sales price and $146.9 Million.

     3. The Board of Directors of EurekaBank may, at any time and in its sole discretion, accelerate the payment of any or all of the Participant's accrued benefits under the Plan to an earlier date than the date that such benefits would otherwise have been paid pursuant to the terms of the Plan.

     Except as expressly provided otherwise by this Supplemental Agreement, all of the terms and conditions of the Plan remain in full force and effect with respect to the Participant. This Supplemental Agreement shall be binding on any person who succeeds to Participant's right to payment under the Plan upon Participant's death, may only be amended by a written agreement between the Board of Directors of EurekaBank and Participant and shall be governed by the laws of the State of California.

                          Board of Directors of EurekaBank
Dated:_________________   By:__________________________________
                             Chairman of the
                             Compensation Committee

Dated: ________________   By:__________________________________

                             Participant


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

List of Participants In Supplement Agreement:

Name                      Position/Title
----                      --------------

Stephen T. McLin          President & Chief Executive Officer-America First
                          Eureka Holdings, Inc.; Chairman-EurekaBank
Byron A. Scordelis        President & Chief Executive Officer-EurekaBank
Wm. Mack Terry            Executive Vice President & Chief Financial Officer
Paul Holmes               Executive Vice President & Chief Operating Officer
Peggy Hiraoka             Executive Vice President & Chief Administrative
                          Officer
Mary Brooks               Senior Vice President
Mariann Byerwalter        Director
Robert DeMattei           Senior Vice President
Delwin Fassett            Senior Vice President
Mary Ryan                 Senior Vice President
J. Craig Van Selow        Senior Vice President

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